EXHIBIT 21

PHILLIPS-VAN HEUSEN SUBSIDIARIES

The following table lists all of the subsidiaries of Phillips-Van Heusen Corporation and the jurisdiction of incorporation of each subsidiary. Each subsidiary does business under its corporate name indicated in the table.
Name	State or Other Jurisdiction of Incorporation

BassNet, Inc.	Delaware

Calvin Klein, Inc.	New York

Calvin Klein (Europe), Inc.	Delaware

Calvin Klein (Europe II) Corp.	Delaware

Calvin Klein Europe S.r.l	Incorporated in Milan, Italy, domesticated in Delaware

Camisas Modernas, S.A.	Guatemala

Caribe M&I Ltd.	Cayman Islands

C.A.T. Industrial, S.A. de C.V.	Honduras

CD Group Inc.	Delaware

CK Service Corp.	Delaware

Confecciones Imperio, S.A.	Costa Rica

G.H. Bass Caribbean LLC	Delaware

G. H. Bass Franchises Inc.	Delaware

GHB (Far East) Limited	Hong Kong

Izod.com inc.	Delaware

Phillips-Van Heusen (Far East) Ltd.	Hong Kong

Phillips-Van Heusen Puerto Rico LLC	Delaware

PVH CK Stores, Inc.	Delaware

PVH Foreign Holdings Corp.	Delaware

PVH Michigan, Inc.	Delaware

PVH Ohio, Inc.	Delaware

PVH Pennsylvania, Inc.	Delaware

PVH Realty Corp.	Delaware

PVH Retail Corp.	Delaware

PVH Retail Management Company	Delaware

PVH Wholesale Corp.	Delaware

PVH Wholesale New Jersey, Inc.	Delaware

The IZOD Corporation	Pennsylvania